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                                                                  EXHIBIT 23(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports with respect to The Travelers Life and Annuity Company, incorporated herein by reference, and to the reference to our firm, also with respect to The Travelers Life and Annuity Company, under the heading "Independent Registered Public Accounting Firm". Our reports refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004.

We also consent to the use of our reports with respect to The Travelers Insurance Company and subsidiaries, incorporated herein by reference, and to the reference to our firm, also with respect to The Travelers Insurance Company and subsidiaries, under the heading "Independent Registered Public Accounting Firm". Our reports refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for variable interest entities in 2003.

/s/ KPMG LLP

Hartford, Connecticut
April 24, 2006